Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2011, relating to the financial statements of The Gap, Inc. and subsidiaries, and the effectiveness of The Gap, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Gap, Inc. and subsidiaries for the year ended January 29, 2011.

/S/ DELOITTE & TOUCHE LLP

San Francisco, California

March 28, 2011